UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
AMENDMENT NO. 1
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2008

infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: infoGROUP Inc. (the “Company”) hereby files this Amendment No. 1 to its Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2008.
Item 1.01. Entry into a Material Definitive Agreement.
Stipulation of Settlement
     As previously disclosed, effective December 24, 2007, the Board of Directors (the “Board”) of the Company formed a special litigation committee (the “Special Litigation Committee”) in response to the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.) (the “Derivative Litigation”) filed in the Court of Chancery for the State of Delaware in and for New Castle County (the “Court”) and in response to an informal investigation of the Company by the SEC. The Special Litigation Committee has conducted settlement discussions on behalf of the Company with all relevant parties, including the current and former directors of the Company named in the suit and the plaintiffs. On August 20, 2008, a Stipulation of Settlement, dated as of August 20, 2008 (the “Stipulation of Settlement”), was entered into with Vinod Gupta and the other parties to the Derivative Litigation. The Stipulation of Settlement, which remains subject to approval by the Court, provides for or references the following, among other things:
•	the separation of the positions of Chief Executive Officer and Chairman of the Board;

•	the resignation of Mr. Gupta as Chief Executive Officer of the Company, effective August 20, 2008;

•	the appointment of Bill L. Fairfield as Chief Executive Officer;

•	the resignation of George F. Haddix and Vasant H. Raval, as directors of the Company, within five days of the date of the Stipulation of Settlement (such resignations to become effective on the date on which the Court’s order approving the Stipulation of Settlement, if such approval occurs, and dismissing with prejudice the Derivative Litigation becomes final); any directors replacing them will be “Independent Directors” as such term is defined in the Stipulation of Settlement (the term “Independent Directors” as defined in the Stipulation of Settlement and as used herein means (i) Robin S. Chandra, Bill L. Fairfield, George H. Krauss, Bernard W. Reznicek and Clifton T. Weatherford or (ii) any director of the Company who, (a) at any date of determination, qualifies as an “Independent Outside Director” under ISS Classification of Directors — 2008 Updates, as such classification, and the criteria for determining whether a director constitutes an “Independent Outside Director,” may be amended, supplemented or otherwise modified by ISS Governance Services, (b) is not directly or indirectly recommended or nominated by Mr. Gupta in a formal proxy or otherwise, and (c) is deemed by an independent search firm to be qualified and independent);

•	Elliott S. Kaplan to voluntarily step down as a director of the Company at the time of the 2009 annual meeting of stockholders or on June 30, 2009, whichever occurs earlier (any director replacing him will be an Independent Director);

•	the adoption of certain corporate governance measures, which are further described below;

•	the entry by Mr. Gupta into a separation agreement, a voting agreement and an amendment to the standstill agreement with the Company, each of which agreements is further described below;

•	the payment of $9 million by Mr. Gupta to the Company over five years pursuant to a payment schedule outlined in the Stipulation of Settlement and the execution by Mr. Gupta of a note evidencing this obligation;

•	a mutual general release of claims by each of the Company, the Special Litigation Committee, the plaintiffs in the Derivative Litigation and the defendants in the Derivative Litigation, including Mr. Gupta;

•	the dismissal of the Derivative Litigation in its entirety and with prejudice, subject to the approval of the Court; and

•	the application to the Court by counsel for the plaintiffs in the Derivative Litigation for an award of attorney’s fees, which award, if any, will be paid by the Company.
Corporate Governance Measures Pursuant to the Stipulation of Settlement
     As noted above, the Stipulation of Settlement requires the adoption and implementation of the corporate governance measures that are set forth in Exhibit A to the Stipulation of Settlement and summarized below. Such corporate governance measures must continue in effect, and may not be repealed, changed, amended, modified or otherwise altered until after December 31, 2013. Mr. Gupta has expressly agreed not to take any direct or indirect action to repeal, change, amend, modify or otherwise alter such corporate governance measures until December 31, 2013. Such corporate governance measures, which are to be implemented by the Independent Directors (and some of which have already been implemented), include, among other things, the following:
•	The Company must create a new position of executive vice president for business conduct and general counsel (the “EVP for Business Conduct and General Counsel”), which has the rank of executive officer. The Independent Directors will hire the EVP for Business Conduct and General Counsel. On July 16, 2008, John H. Longwell, the Company’s general counsel and secretary, was appointed to serve as the acting EVP for Business Conduct and General Counsel. The EVP for Business Conduct and General Counsel will, among other things:
(i)	report directly to the Chairman of the Board under terms and conditions of employment determined exclusively by the Independent Directors;

(ii)	supervise all legal and compliance functions and have responsibility for coordinating with internal auditors regarding the review of related party transactions;

(iii)	develop and administer business conduct and ethics policies for the Company (relating to insider trading, conflicts of interest, related party transactions and other matters) and monitor compliance with such policies;

(iv)	approve certain expense reimbursement requests at or in excess of specified dollar amounts, as determined by the Independent Directors; and

(v)	serve on the Company’s Disclosure Committee.
•	All Company reimbursements for expenses will be subject to uniform, Company-wide policies and procedures.

•	The Independent Directors will cause to be put in place and approve a new delegation of authority protocol to specify the size of transactions each officer is permitted to enter into on behalf of the Company. The protocol will require the sale of the Company’s yacht and prohibit the ownership or lease of yachts. Pursuant to the protocol, the EVP for Business Conduct and General Counsel is required to approve and report to the Audit Committee of the Board the following:
(i)	consulting agreements at or in excess of specified dollar amounts, as determined by the Independent Directors;

(ii)	charitable contributions in excess of a specified per-gift or aggregate annual amount;

(iii)	the purchase or lease of aircraft (including whole or partial interests) or motor vehicles (not including conventional car rentals); but in no event will the Company pay work-related expenditures incurred by the Chief Executive Officer in connection with more than two motor vehicles owned by the Chief Executive Officer at any given time;

(iv)	mortgage or rental payments on offices, homes, apartments or any other real property not used exclusively for business purposes; but in no event will the Company pay expenditures incurred by the Chief Executive Officer in connection with more than two homes, apartments or any other real property owned by the Chief Executive Officer at any given time; and

(v)	club membership fees; but in no event will the Company pay for more than two club memberships for the Chief Executive Officer at any given time.
•	The family members of the Chief Executive Officer or any director of the Company will be prohibited from serving as a director, officer or employee of, or a consultant to, the Company. Pre-approval by the EVP for Business Conduct and General Counsel, the Audit Committee of the Board or the Board, as appropriate, will be required before a family member of an officer of the Company (who is not a director of the Company or the Chief Executive Officer of the Company) may serve as a director, officer or employee of, or consultant to, the Company. Any such approval will be promptly reported to the Audit Committee of the Board.

•	The Independent Directors will cause to be put in place and approve a business expense policy applicable to all employees of the Company that will prohibit any reimbursement of non-business expenditures. The policy will also prohibit the reimbursement of any expense that is not authorized under the Company’s business expense policy. The policy will also provide clear guidance as to determining what is and what is not a proper business expenditure. In this regard, the policy will prohibit the use of Company resources (including corporate credit cards) for personal travel or entertainment expenses and the personal use of yachts or airplanes at Company expense, require restitution of any expenditure later deemed personal and include a compensation hold-back feature to ensure that restitution is made when necessary.

•	The Independent Directors will cause to be put in place and approve detailed policies governing all employees regarding perquisites. The policy will prohibit home-office allowances.

•	The Independent Directors will cause to be put in place and approve a related party transaction policy, that will, among other things:
(i)	require pre-approval by the disinterested members of the Audit Committee of the Board (or, if necessary to reach a decision, the disinterested Independent Directors) for all transactions with amounts in excess of $120,000 involving the Company and a director or executive officer (or family member of such person), a stockholder owning more than 5% of any class of Company voting securities or an entity in which a related party is an executive officer or owns beneficially more than 10% of the outstanding voting securities;

(ii)	eliminate the current exception permitting management to enter into related party transactions when “circumstances require,” subject to later ratification;

(iii)	require the Audit Committee of the Board to make a finding, as a condition to its pre-approval of a covered related party transaction, that the transaction has a legitimate business purpose;

(iv)	require the Audit Committee of the Board to make a finding, as a condition to its pre-approval of a covered related party transaction (other than a charitable contribution), that either the terms of the transaction were determined through a competitive bidding process or that the terms are no less favorable than those generally available to unaffiliated third parties under the same or similar circumstances;

(v)	require the Audit Committee of the Board’s pre-approval of any related party transaction that would result in the aggregate amount of transactions for that related party exceeding $120,000 in a fiscal year and for all additional related party transactions for the remainder of the fiscal year and condition such pre-approval on a finding by the Audit Committee of the Board that the transaction has a legitimate business purpose and that either the terms of the transaction were determined through a competitive bidding process or that the terms are no less favorable than those generally available to unaffiliated third parties under the same or similar circumstances;

(vi)	require pre-approval of any proposed related party transaction by the EVP for Business Conduct and General Counsel (or, in appropriate circumstances, his delegate) in circumstances where no pre-approvals or findings of the Audit Committee of the Board are required; and

(vii)	institute procedures for monitoring the interests of related parties that are subject to transactions with the Company on a regular basis (for example, through the use of director and officer questionnaires), including requiring all officers and directors of the Company to provide the Company with a complete list of any affiliated entities that have a relationship with the Company and the nature of such relationship.
•	The Company will replace the current Chief Financial Officer of the Company, and the Chief Executive Officer will hire a new Chief Financial Officer subject to the approval of the Audit Committee of the Board. The termination or replacement of subsequent Chief Financial Officers will require the concurrence of the Audit Committee of the Board.

•	The Independent Directors will meet separately at least four times a year and circulate the minutes of those meetings to the entire Board in advance of the next Board meeting.

•	The Company will institute a mandatory director and executive officer training program addressing fiduciary duties and including an orientation program for new directors, internal corporate governance tutorials to be conducted by outside experts selected by the Independent Directors and continuing corporate governance education.

•	The Compensation Committee of the Board will utilize the services of an independent compensation consultant to advise on compensation matters.

•	All future equity grants must be approved by a majority vote of the disinterested Independent Directors. Further, the Company’s 2007 Omnibus Incentive Plan (the “Plan”) will be amended to clarify the number of shares available to be granted pursuant to the Plan, and the amendment of the Plan will be submitted to a stockholder vote for ratification.

•	The Company will hire an experienced investor relations officer who will report to the Chief Financial Officer to improve and coordinate communications with stockholders, investors, analysts and the media.

•	The Audit Committee of the Board will cause to be put in place and approve a “best practices” guide regarding disclosure controls and procedures.

•	The Company will post all the policies developed pursuant to the measures described above on the Company’s website.
Voting Agreement with Mr. Gupta
     As part of the Stipulation of Settlement, the Company, the Special Litigation Committee and Mr. Gupta have entered into a voting agreement dated as of August 20, 2008 (the “Voting Agreement”). The Voting Agreement provides, among others things, that during the period from August 20, 2008 through and including the date of the Company’s 2009 annual meeting of stockholders (or through and including the date on which any action is taken by written consent of the stockholders of the Company in lieu of such annual meeting):
•	At any time that members of the Board are to be elected, Mr. Gupta will vote, or cause to be voted, all of his Subject Shares (as defined below) in support of the election as directors of the Company of any nominee recommended by the Nominating and Corporate Governance Committee of the Board. The term “Subject Shares” means shares of common stock of the Company (including those shares acquired by Mr. Gupta after August 20, 2008) of which Mr. Gupta is the beneficial owner as such term in defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Mr. Gupta will not, and will not permit any of his affiliates to, directly or indirectly, take any action in support of, or effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or in any way assist any other person to effect or seek or propose (whether publicly or otherwise) to effect, whether through the dissemination of public statements, the voting of shares of the Company’s common stock, the calling of a special meeting of stockholders, the solicitation of proxies, the submission to the Company of any stockholder proposal in accordance with Rule 14a-8 under the Exchange Act, the institution of any suit or action, or otherwise, the nomination for election as directors of the Company, or the election as directors of the Company, of persons other than those persons recommended by the Nominating and Corporate Governance Committee of the Board.

•	Mr. Gupta will not vote, and will cause his affiliates to refrain from voting, the Subject Shares for any amendment or change to the Company’s certificate of incorporation or bylaws providing for a change in the total number of directors that may constitute the Board, or any other amendment or change to the Company’s certificate of incorporation or bylaws inconsistent with the terms of the Voting Agreement. As of August 20, 2008, the total number of the Company’s directors will be limited to 13 until such time as directors George F. Haddix, Vasant H. Raval and Elliot S. Kaplan are no longer members of the Board. As Messrs. Haddix and Kaplan and Dr. Raval are each replaced, the number of directors on the

Board will be reduced by one, after which time the total number of directors on the Board will be limited to no greater than 10.

•	Mr. Gupta will be nominated and recommended for reelection as a director of the Company when he becomes subject to reelection, unless Mr. Gupta is prohibited from serving on the Board by court order or is incapacitated.
     The Voting Agreement also provides that, during the period from August 20, 2008 through and including December 31, 2013, Mr. Gupta (i) will, and will cause his affiliates to, vote any Subject Shares in favor of any of the corporate governance measures set forth in Exhibit A to the Stipulation of Settlement (which are described above under “—Corporate Governance Measures Pursuant to Stipulation of Settlement”), the approval or ratification of which is subject to stockholder vote, and (ii) will not, and will cause his affiliates not to, directly or indirectly, take any action or effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect, whether through the voting of shares of the Company’s common stock, the calling of a special meeting of stockholders of the Company, the solicitation of proxies, the submission to the Company of any stockholder proposal in accordance with Rule 14a-8 of the Exchange Act, the institution of any suit or action, or otherwise, to rescind, repeal, have declared null, void and of no further force or effect, or modify or amend in any manner not contemplated by the Stipulation of Settlement, any of the corporate governance measures.
     The Voting Agreement also provides that Mr. Gupta may transfer any Subject Shares to any third party, provided that the obligations under the Voting Agreement are attached to the Subject Shares being transferred and will be binding upon the party acquiring beneficial ownership of the Subject Shares if such party (i) is affiliated or associated with Mr. Gupta or (ii) such Subject Shares remain under the direct or indirect control of Mr. Gupta.
     The Company agrees that, during the period from August 20, 2008 through and including July 21, 2009, it will not engage in any reclassification, recapitalization, share issuance, share exchange, business combination or any other transaction of any nature or description whatsoever that would have the effect of reducing the aggregate voting power of the Subject Shares as a percentage of the aggregate voting power of the Company’s then-outstanding voting securities without first obtaining the express written consent of Mr. Gupta. However, Mr. Gupta’s written consent is not required (i) for the issuance of the Company’s common stock upon the exercise of any currently outstanding options pursuant to any employee or director benefit plan or (ii) for the issuance of restricted stock or options to executives in the ordinary course of business, but in no event will the Company issue stock, restricted stock or options to Mr. Gupta.
     The Voting Agreement will terminate upon the earliest to occur of:
•	a successful attempt to take the Company private through a transaction in which the only equity holders in the Company, upon completion of the transaction, are affiliates of the Company, or are parties to the transaction agreements with such affiliates;

•	the successful completion of an all-shares acquisition by persons or entities unaffiliated with Mr. Gupta and/or the Company, whether for stock, cash or other consideration;

•	the removal of Mr. Gupta as a director of the Company, provided that such removal is not effected directly or indirectly by the voting of the Subject Shares;

•	the termination of the Stipulation of Settlement pursuant to the terms thereof; and

•	December 31, 2013.

Standstill Agreement with Mr. Gupta
     On July 18, 2008, the Company entered into an amendment (the “Second Amendment”) with Mr. Gupta, the former Chief Executive Officer of the Company, to extend the original standstill agreement between the Company and Mr. Gupta, dated July 21, 2006 (the “Original Standstill Agreement”), as amended on July 20, 2007 by that certain first amendment (the “First Amendment”). Pursuant to the Original Standstill Agreement, as amended by the First Amendment, Mr. Gupta agreed that, for a period ending on July 21, 2008 (the “Covered Period”), he would not directly or indirectly acquire any additional securities of the Company, except for acquisitions pursuant to the exercise of stock options that had been granted to him by the Company. The Second Amendment amends the Original Standstill Agreement (as amended by the First Amendment) to extend the Covered Period to include the period from 12:00 a.m. on July 22, 2008 to and including 11:59 p.m. on July 21, 2009. All other terms of the Original Standstill Agreement remain in effect without modification.
     The foregoing descriptions of the Stipulation of Settlement, Voting Agreement, Original Standstill Agreement, the First Amendment and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to (i) the Stipulation of Settlement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein in its entirety by reference, (ii) the Voting Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K/A and is incorporated herein in its entirety by reference, (iii) the Original Standstill Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2006 and is incorporated herein in its entirety by reference as Exhibit 10.3, (iv) the First Amendment, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2007 and is incorporated herein in its entirety by reference as Exhibit 10.4, and (v) the Second Amendment, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2008 and is incorporated herein in its entirety by reference as Exhibit 10.5.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Separation Agreement and General Release
     As previously reported, on August 20, 2008, the Company announced that Mr. Gupta resigned as the Chief Executive Officer of the Company effective as of that date. In connection with Mr. Gupta’s resignation, the Company and Mr. Gupta have entered into a Separation Agreement and General Release, dated as of August 20, 2008 (the “Separation Agreement”). The Separation Agreement provides for the following, among other things:
•	an obligation by the Company to pay Mr. Gupta an aggregate of $10 million in cash as follows: (i) $5 million within 60 days of the execution of the Separation Agreement and (ii) $5 million on one business day following the Company’s 2009 annual meeting of stockholders; provided, however, that the Company retains the right to offset the second $5 million payment by any amount that Mr. Gupta owes to the Company under the Stipulation of Settlement;

•	for a period of twelve months following August 28, 2008, an obligation by the Company to provide Mr. Gupta and his eligible family members medical and dental health benefits at least equal to those which would have been provided if Mr. Gupta had not resigned (the

Company’s obligation will be reduced to the extent that Mr. Gupta receives medical benefits pursuant to his employment with another employer during the twelve month period) and after August 29, 2009, Mr. Gupta will be entitled to COBRA continuation coverage at this own expense;

•	the use of the Company’s best efforts to obtain all necessary Court approvals of the Stipulation of Settlement over any objections by any other person;

•	an agreement that Mr. Gupta is not required to seek other employment, and the amount of any payment or benefit provided to Mr. Gupta under the Separation Agreement will not be reduced by any compensation earned by Mr. Gupta as a the result of employment by another employer, self-employment or by retirement benefits or by offset against any amount claimed to be owed by Mr. Gupta by the Company;

•	a mutual general release of claims by both the Company and Mr. Gupta;

•	a non-solicitation provision in which Mr. Gupta agrees that, for a period beginning on August 20, 2008 and ending on the date of the Company’s 2009 annual meeting of stockholders, he will not, directly or indirectly, (i) recruit, solicit, or induce or attempt to induce an employee of the Company to terminate his or her employment with the Company or assist any third party in undertaking any of the foregoing or (ii) solicit business that is competitive with the Company’s business for himself or any other person from any customers, clients or accounts, or prospective customers, clients or accounts of the Company, or in any way engage in business with persons with whom Mr. Gupta had direct or indirect contact on behalf of the Company;

•	a non-competition agreement provision in which Mr. Gupta agrees that, for a period beginning on August 20, 2008 and ending on the date of the Company’s 2009 annual meeting of stockholders, he will not, directly or indirectly, compete with the business of the Company and its successors and assigns. The term “not compete” as used in the Separation Agreement means that Mr. Gupta will not own, manage, operate, consult or be employed in a business substantially similar to, or competitive with, (i) the present business of the Company or (ii) such other business activity in which the Company engages until the date of the Company’s 2009 annual meeting of stockholders. However, Mr. Gupta may own less than 1% of the publicly traded securities of any publicly traded entity which engages in such activities;

•	Mr. Gupta’s vested balance in the infoGROUP Inc. 401(k) Plan to be held, paid or rolled over pursuant to the plan provisions and contributions will stop following August 20, 2008;

•	Mr. Gupta to be able to sell and transfer his shares of stock pursuant to the terms and conditions of the relevant stock purchase or option plan; and

•	Mr. Gupta to retain all indemnification, advancement and liability insurance rights he possessed immediately prior to his execution of the Separation Agreement of employment, but Mr. Gupta will not have any indemnification rights with respect to any payment made by him pursuant to the Stipulation of Settlement.
     The Separation Agreement also includes provisions relating to confidentiality, mutual non-disparagement and return of Company property.
     The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K/A and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed pursuant to Items 1.01 and 5.02:

Exhibit No.	Description

10.1	Stipulation of Settlement, dated as of August 20, 2008 by and among the Company, the Special Litigation Committee, the plaintiffs to the Derivative Litigation and the defendants to the Derivative Litigation*

10.2	Voting Agreement, dated August 20, 2008, by and among the Company, the Special Litigation Committee and Vinod Gupta*

10.3	Agreement, dated July 21, 2006, between Vinod Gupta and the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2006).

10.4	Agreement, dated July 20, 2007, between Vinod Gupta and the Company (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2007).

10.5	Agreement, dated July 18, 2008, between Vinod Gupta and the Company (incorporated hereby by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2008).

10.6	Separation Agreement and General Release dated August 20, 2008, between Vinod Gupta and the Company*

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
infoGROUP Inc.

By:	/s/ John H. Longwell
John H. Longwell
Secretary and Acting Executive Vice President for Business Conduct and General Counsel

Date: August 22, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulation of Settlement, dated as of August 20, 2008 by and among the Company, the Special Litigation Committee, the plaintiffs to the Derivative Litigation and the defendants to the Derivative Litigation*

10.2	Voting Agreement, dated August 20, 2008, by and among the Company, the Special Litigation Committee and Vinod Gupta*

10.3	Agreement, dated July 21, 2006, between Vinod Gupta and the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2006).

10.4	Agreement, dated July 20, 2007, between Vinod Gupta and the Company (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2007).

10.5	Agreement, dated July 18, 2008, between Vinod Gupta and the Company (incorporated hereby by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2008).

10.6	Separation Agreement and General Release dated August 20, 2008, between Vinod Gupta and the Company*

*	Filed herewith